Exhibit 10.6

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

AND

CULLINAN AMBER CORP.

EXCLUSIVE PATENT LICENSE AGREEMENT

1

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

EXCLUSIVE PATENT LICENSE AGREEMENT

This Agreement, effective as of December 20, 2019 (the “Effective Date”), is between the Massachusetts Institute of Technology (“MIT”), a Massachusetts non-profit corporation and educational institution, with a principal office at 77 Massachusetts Avenue, Cambridge, MA 02139-4307 and Cullinan Amber Corp. (“Company”), a Delaware corporation, with a principal place of business at One Main Street, Cambridge, MA 02142.

RECITALS

WHEREAS, the Patent Rights (as defined herein) relating to [***], were developed by MIT researcher Karl Dane Wittrup and others; and

WHEREAS, MIT has the right to grant licenses under the Patent Rights; and

WHEREAS, MIT desires to have the Patent Rights developed and commercialized to benefit the public and is willing to grant a license thereunder; and

WHEREAS, Company has represented to MIT, to induce MIT to enter into this Agreement, that Company shall commit itself to a diligent program of exploiting the Patent Rights so that public utilization shall result therefrom; and

WHEREAS, Company desires to obtain a license under the Patent Rights upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, MIT and Company hereby agree as follows:

1.    DEFINITIONS

1.1    “Affiliate” shall mean, with respect to any organization or entity, any person, organization or entity controlling, controlled by or under common control with, such organization or entity. For purposes of this definition only, “control” of another person, organization or entity shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the activities, management or policies of such person, organization or entity, whether through the ownership of voting securities, by contract or otherwise. Without limiting the foregoing, control shall be presumed to exist when a person, organization or entity (a) owns or directly controls fifty percent (50%) or more of the outstanding voting stock or other ownership interest of the other organization or entity or (b) possesses, directly or indirectly, the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the organization or other entity. The parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such cases such lower percentage shall be substituted in the preceding sentence.

1.2    “Affiliated Sublicensee” shall mean any Sublicensee that is an Affiliate at the time such Sublicense is granted, for as long as it remains an Affiliate.

1.3    “Change of Control of Company” shall mean (a) a merger, share exchange or other reorganization concerning the direct or indirect ownership of Company, (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group of the capital stock of Company representing a majority of the aggregate ordinary voting power, or aggregate equity value represented by the issued and outstanding capital stock, of Company, or (c) a sale of all or substantially all of the assets of Company or that portion of Company’s business to which the license granted under this Agreement relates in one transaction or a series of related transactions, in which for each of (a), (b) and (c) the persons or entities that own capital stock of Company representing a majority of the voting power of Company prior to such transaction do not own a majority of the voting power of the acquiring, surviving or successor entity, as the case may be; and (d) the first sale of Company’s common stock in a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, provided however, that a transaction in which working capital is raised through the non-public issuance of equity in Company to investors shall not constitute a Change of Control.

1.4    “Change of Control of an Affiliated Sublicensee” shall mean (a) a merger, share exchange or other reorganization in which an Affiliated Sublicensee is a constituent party, (b) the acquisition, in a single transaction or series of related transactions, by a person or entity or a group of related persons or entities, of a majority of the voting power of the Affiliated Sublicensee from the direct or indirect equity holders of such Affiliated Sublicensee, or (c) the sale, lease transfer, exclusive license or other disposition, in a single transaction or series of related transactions of all or substantially all of the assets of the Affiliated Sublicensee (or that portion of its assets related to the subject matter of the Sublicense), in which for each of (a), (b) and (c) the direct or indirect equity holders of the Affiliated Sublicensee that own a majority of the voting power of the Affiliated Sublicensee prior to such transaction do not own a majority of the voting power of the acquiring, surviving or successor entity, as the case may be; and (d) the first sale of the Affiliated Sublicensee’s common stock in a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement.

1.5    “Combination Product” shall mean any product incorporating both (a) [***] and (b) [***].

1.6     “Diligence Requirements” shall mean those activities and/or events that constitute Company’s specific development and commercialization milestones, more specifically described in Appendix C.

1.7    “Distributor” shall mean a third party engaged in the distribution of pharmaceutical products that is not an Affiliate of Company or a Sublicensee and to which Company or a Sublicensee has sold Licensed Products in an arms’ length transaction and from which Company or a Sublicensee will not receive any additional benefit separate from the payment for such Licensed Products.

1.8    “Expansion Fields” shall mean a protein collagen binding domain fused to either or both: 1) [***]; and/or 2) [***].

1.9    “Field” shall mean a protein collagen binding domain fused to either or both: [***], for the diagnosis, prognosis, prophylaxis or treatment of cancer in humans or other animals.

1.10    “First Commercial Sale” shall mean, with respect to a Licensed Product, the date of the first sale (in exchange for cash or other consideration to which value can reasonably be assigned for the purpose of determining Net Sales) by Company, its agents or Sublicensees of such Licensed Product in a given country to a Distributor or to an independent third party for end use or consumption of such Licensed Product in such country.

1.11    “Fully Funded Project” shall mean a development project for a specific Licensed Product at a level of funding no less than [***] for [***] of the project, [***] for [***] of the project and [***] thereafter, ending upon First Commercial Sale of such Licensed Product.

1.12    “Improvement” shall mean a patentable invention which is:

(i) Arising [***] from research performed in the laboratory of Karl Dane Wittrup at the Koch Institute for Integrative Cancer Research at MIT and directed to use in the Field;

(ii) Disclosed to the MIT Technology Licensing Office and conceived and reduced to practice within [***] after the Effective Date;

(iii) Includes Karl Dane Wittrup as an inventor;

(iv) Dominated by a Valid Claim of the Patent Rights exclusively licensed in the Field under this Agreement and listed on Appendix A as of the Effective Date; and

(v) Available for licensing after satisfaction of any obligations to third parties, including without limitation sponsors of the research leading to such invention.

1.13    “Licensed Product” shall mean, on a country-by-country basis, any product in the Field, the making, using, selling, offering for sale, importing or exporting in the country in question would (without the license granted hereunder) infringe at least [***] Valid Claim (were it to have issued) or issued Valid Claim in that country.

1.14    “Net Sales” shall mean the gross amount billed by Company and its Sublicensees or agents, for Licensed Products, less the following:

(a) [***];

(b) [***];

(c) [***];

(d) [***]; and

(e) [***].

[***]

In the case of a Combination Product, [***] (the “Combination Value Report”).

[***].

1.15    “Patent Challenge” shall mean a legal or administrative challenge to the validity, patentability, scope or enforceability of any of the Patent Rights (as defined below) or otherwise opposing any of the Patent Rights; provided, however, that a Patent Challenge shall not include: (a) arguments made by Company in the ordinary course of patent office prosecution for the purpose of distinguishing the inventions claimed in patents or patent applications owned or controlled by Company (“Company Patents”) from those claimed in the Patent Rights to the extent such arguments do not disparage, criticize or otherwise undermine the Patent Rights or raise any issue of the Patent Rights’ compliance with or sufficiency under applicable patent laws, regulations or administrative rules, or disrupt prosecution of any of the Patent Rights in the ordinary course of patent office prosecution, or (b) arguments or assertions as to whether the Patent Rights cover a given product that arise in a claim of breach of contract concerning Company’s royalty obligations brought by MIT.

1.16    “Patent Rights” shall mean:

(a) the United States and international patents listed on Appendix A;

(b) the United States and international patent applications and/or provisional applications listed on Appendix A and the resulting patents;

(c) any patent applications resulting from the provisional applications listed on Appendix A, and any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix A and of such patent applications that result from the provisional applications listed on Appendix A, to the extent the claims are directed to subject matter specifically described in the patent applications listed on Appendix A, and the resulting patents;

(d) any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a), (b), and (c) above; and

(e) international (non-United States) patent applications and provisional applications filed after the Effective Date and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b), (c), and (d) above, and the resulting patents.

1.17    “Phase 1 Study” shall mean a human clinical trial to evaluate the safety, toxicity, tolerance, pharmacokinetic properties, pharmacodynamic properties, dosing interval, maximum tolerated dose, dose ranging, and/or absorption, distribution, metabolism, excretion (ADME) of a Licensed Product.

1.18    “Phase 2 Study” shall mean a human clinical trial to evaluate proof of concept, proof of mechanism, and/or efficacy in the targeted patient population and/or to define the dosing range or safety profile of a Licensed Product.

1.19    “Phase 3 Study” shall mean a human clinical trial to confirm the efficacy, safety and/or further define targeted dose of a Licensed Product, which clinical trial is prospectively designed to be a pivotal trial for obtaining regulatory approval to market such Licensed Product, to patients with the disease or clinical condition under such trial.

1.20     “Reporting Period” shall begin on [***].

1.21    “Research Support Payments” shall mean payments from a Sublicensee for the purpose of [***].

1.22    “Sublicense Income” shall mean payments (which shall include [***]) received as consideration for any Sublicense granted pursuant to this Agreement, including without limitation [***], but specifically excluding: [***]. For clarity, for purposes of calculating the amount of Sublicense Income owed [***], Sublicense Income shall mean [***].

1.23    “Sublicense” shall mean (i) any right granted, license given or agreement entered into by Company or a Sublicensee to or with another person or entity, under or with respect to, in connection with or permitting any use of the Patent Rights or otherwise granting rights to such person or entity pursuant to this Agreement (e.g., an agreement created for the purpose of developing a Licensed Product, such as a strategic partnership); (ii) any option or other right granted by Company or a Sublicensee to any other person or entity to negotiate for or receive any of the rights described under clause (i); or (iii) any standstill or similar obligation undertaken by Company or a Sublicensee toward another person or entity not to grant any of the rights described in clause (i) or (ii) to any third party, in each case regardless of whether such grant of rights, license given or agreement entered into is referred to or is described as a sublicense. For avoidance of doubt, each sublicense tier shall be a Sublicense. Notwithstanding anything in the foregoing, a Change of Control of Company, a Change of Control of an Affiliated Sublicensee or the assignment or transfer of this Agreement in its entirety in accordance with Section 10 shall not be deemed a “Sublicense”.

1.24    “Sublicensee” shall mean any person or entity that has been granted a Sublicense under this Agreement.

1.25    “Term” shall mean the term of this Agreement, which shall commence on the Effective Date and, unless earlier terminated as provided herein, shall remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the Patent Rights.

1.26    “Territory” shall mean worldwide.

1.27    “Valid Claim” shall mean (a) a claim of an issued and unexpired patent within the Patent Rights that has not been (i) held permanently revoked, unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, (ii) rendered unenforceable through disclaimer or otherwise, (iii) abandoned or (iv) permanently lost through an interference or opposition proceeding without any right of appeal or review; or (b) a pending claim of a pending patent application within the Patent Rights that (i) has been asserted and continues to be prosecuted in good faith and (ii) has not been abandoned or finally rejected without the possibility of appeal or refiling, and (iii) has not been pending for more than [***] after the date of first substantive examination of such claim, as evidenced by the receipt of an office action on the merits from the United States Patent and Trademark Office (or an equivalent examination report form a foreign patent office); provided, however, that in the event such claim issues as a claim of an issued patent, then such claim shall be a Valid Claim hereunder, and Company shall pay to MIT any amounts that would otherwise have been due as if such claim had remained a Valid Claim. Notwithstanding the foregoing, if the prosecution of a given application is interrupted and/or delayed by a patent office and/or due to a Patent Challenge and/or a patent office proceeding such as an interference, appeal or opposition, then the pendency of such Patent Challenge and/or proceeding(s) shall not be included in the [***] time period set forth above following such issuance. The invalidity of a particular claim in one or more countries shall not invalidate such claim in the remaining countries of the Territory, or otherwise affect whether such claim is a Valid Claim in the remaining countries of the Territory.

2.    GRANT OF RIGHTS

2.1    License Grants. Subject to the terms of this Agreement, MIT hereby grants to Company for the Term in the Field: an exclusive (subject to the reserved rights described below) equity and royalty-bearing license under the Patent Rights to develop, make, have made, use, sell, have sold, offer to sell, lease, and import Licensed Products in the Field in the Territory.

2.2    Option Rights.

(a) Limited-Term Option to Expansion Fields.

(i) MIT hereby grants Company an exclusive option to amend the Field to include Expansion Fields (the “Option Right”), provided however, that the Company’s exercise of such Option Right is contingent on Company providing MIT with a research and development plan, including specific mutually acceptable diligence requirements, such diligence requirements to be added by amendment to this Agreement for the commercial development of Licensed Products in the Expansion Fields. Such Option Right shall be exercisable by Company on an Expansion Field-by-Expansion Field basis.

(ii) Company may exercise the Option Right upon written notice to MIT on or before the [***] of the Effective Date (the “Option Period”). Company and MIT will enter into a written amendment to this Agreement with respect to any mutually agreed upon change(s) in accordance with this Section 2.2. Company will pay MIT an Amendment Fee of [***] for addition of each Expansion Field so added to this Agreement and, as agreed to by the Parties through good faith negotiations, Company’s financial obligations under Sections 4.1(c) and (f) shall be amended with respect to Licensed Products in the applicable Expansion Field to reflect the additional rights and value being added . If Company does not elect to exercise the Option Right or fails to exercise the Option Right during the Option Period with respect to an Expansion Field(s), or if MIT and Company are unable to reach agreement on acceptable diligence milestones and/or financials for such Expansion Field(s) within [***] after Company has exercised the Option Right, Company’s rights under this Section 2.2 shall expire with respect to such Expansion Field.

(b) Limited-Term Option to Improvements.

(i) Promptly after the MIT Technology Licensing Office receives disclosure of an Improvement, the MIT Technology Licensing Office (“TLO”) shall notify Company in writing of the Improvement and provide Company a copy of the invention disclosure, and, if applicable, any related patent application(s) (collectively, the “Improvement Information Package”). Such Improvement Information Package shall be kept confidential by Company in accordance with the terms in Article 14 as if MIT were the disclosing party and Company the receiving party). Notwithstanding the foregoing, MIT shall be under no obligation to file patent applications for any Improvement unless and until Company exercises its option, pursuant to this Section 2.2(b), with respect to such Improvement.

(ii) Company shall have the right to request, in writing and delivered to the TLO by Company within [***] following Company’s receipt of the Improvement Information Package, the commencement of good faith negotiations for a license to MIT’s interest in any patent application MIT controls to the extent that it claims an Improvement (the “Improvement Patent Rights”).

(iii) If Company notifies MIT in accordance with Section 2.2(b)(ii) above, Company shall provide to MIT, within [***] following MIT’s receipt of Company’s notice, a business and development plan for Licensed Products covered by the Improvement Patent Rights (which shall include specific development milestones ), for MIT’s review and approval, not to be unreasonably withheld.

(iv) Upon MIT’s written approval of Company’s business and development plan, and subject to: (A) Company’s compliance with the terms of this Agreement; (B) any legal or contractual obligations MIT may have to third parties and (C) consent of the TLO, not to be unreasonably withheld, the Parties shall enter into good faith negotiations for a period of up to [***] following MIT’s approval of Company’s business and development plan for Licensed Products covered by the Improvement Patent Rights (the “Amendment Negotiation Period”) to amend this Agreement to include a grant of rights to MIT’s interest in the Improvement Patent Rights upon commercially reasonable financial terms (including, for example, an upfront fee, maintenance fees, milestone payments, etc.) and updated diligence requirements, as applicable. If MIT and Company fail to reach agreement on terms within such Amendment Negotiation Period, then Company shall have no further rights with respect to the Improvement Patent Rights and MIT will be entitled to grant licenses to third parties to such Improvement Patent Rights without any further obligation to Company.

(v) Notwithstanding the new and/or revised diligence and financial terms included in the Amendment, as set forth in Section 2.2(b)(iv) above, and in addition thereto, for each Improvement option exercised, Company will pay MIT an Improvement Addition Fee of [***], and Company shall be responsible for [***] in accordance with Section 4.1(a)(ii) and Section 6.4. Upon Company’s exercise of such Improvement option right and payment of the relevant fee(s): (A)Appendix A shall be amended to add the patent application(s) covering such Improvement, and such Improvement and any resulting patent applications and patents shall thereafter be included in the Patent Rights for all purposes of this Agreement and (B) the parties shall amend this Agreement to include any terms and/or conditions associated with or in connection to the Improvement, as applicable.

2.3    Sublicense Rights. So long as Company remains the exclusive licensee of the Patent Rights in the Field in the Territory, Company shall have the right to grant Sublicenses through [***] tiers without consent of MIT, including some or all of its rights under Section 2.1 (License Grants). Company shall not have the right to grant Sublicenses beyond [***] tiers. Company, and Sublicensees, as applicable, shall incorporate terms and conditions into Sublicense agreements sufficient to enable Company to comply with this Agreement, and specifically must include the following:

(a)     all provisions necessary to ensure Company’s ability to perform its obligations under this Agreement;

(b)    a section substantially the same as Article 8 of this Agreement, which also will state that the Indemnitees (as defined in Section 8.1 (Indemnification)) are intended third party beneficiaries of such Sublicense agreement for the purpose of enforcing such indemnification;

(c)     a provision clarifying that, in the event of termination of the license set forth in Section 2.1 (License Grants) (in whole or in part (e.g., termination in a particular country)), any existing Sublicense agreement shall terminate to the extent of such terminated license and subject to Section 12.5;

(d)    a provision prohibiting the Sublicensee from assigning the Sublicense agreement without the prior written consent of MIT; provided, however, that such written consent shall not be required in the event Sublicensee assigns the Sublicense agreement to an Affiliate or to any third party in connection with a change of control, merger, consolidation, stock sale or sale or transfer of all or substantially all of its assets to which the Sublicense agreement relates, provided that: (i) Company is in full compliance with this Agreement and Company certifies in writing to MIT that Sublicensee is in full compliance with the terms of the Sublicense, such certification signed by a Company executive, (ii) MIT is promptly notified of the assignment and the assignee, and (iii) the assignee agrees in writing to be bound by the terms of the applicable Sublicense. Nothing in this Section 2.3(d) shall be construed to modify or eliminate any obligation of Company to pay MIT a fee in connection with a Change of Control of an Affiliated Sublicensee in accordance with Section 4.1(i); and

(e)     with respect to Sublicenses with Affiliated Sublicensees, a provision enabling Company to pay MIT a fee upon the Change of Control of such Affiliated Sublicensee as described in Section 4.1(i). For clarity, the assignment or transfer of this Agreement from one Affiliated Sublicensee to another Affiliated Sublicensee shall not be deemed to be Change of Control of an Affiliated Sublicensee.

[***]

Non-monetary consideration shall not be accepted by Company, or any Sublicensee, as applicable, for any Sublicense agreement, without the prior written consent of MIT, which consent shall not be unreasonably conditioned, withheld or delayed. If MIT approves such non-monetary consideration in connection with a Sublicense, Sublicense Income will be calculated based on [***]. Company, and any Sublicensee, as applicable, shall promptly furnish MIT with a copy of each executed Sublicense agreement and any amendments thereto and, also, shall report each executed Sublicense agreement and relevant amendment(s) to MIT as required under Section 5.1 (Progress Reports). Company shall be responsible for any breach of a Sublicense agreement by any Sublicensee that results in a material breach of this Agreement. Company shall either (a) cure such breach in accordance with Section 12.3(b) (Other Material Breach) of this Agreement or (b) enforce its rights by terminating such Sublicense agreement in accordance with the terms thereof.

2.4    U.S. Manufacturing. Company agrees to comply with the applicable requirements of 35 U.S.C. § 204 “Preference for United States Industry”, as amended, or any successor statutes or regulations.

2.5    Retained Rights.

(a) Research and Educational Use. MIT retains the right on behalf of itself and all other non-profit research institutions to practice under the Patent Rights for research, teaching, and educational purposes.

(b) Federal Government. Company acknowledges that the U.S. federal government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any Patent Rights as set forth in 35 U.S.C. §§ 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.

(c) No Additional Rights. Nothing in this Agreement shall be construed to confer any rights upon Company by implication, estoppel, or otherwise as to any technology, patent, or other rights of MIT or any other entity other than as expressly provided in Article 2, regardless of whether such technology or patent rights shall be dominant or subordinate to any Patent Rights.

3.    COMPANY DILIGENCE OBLIGATIONS

3.1    Diligence Requirements. Company shall use diligent efforts to develop, seek regulatory approval for and commercialize Licensed Products and to make Licensed Products that have gained any regulatory approval in a jurisdiction reasonably available to the public in such jurisdiction. In addition, Company shall achieve the Diligence Milestones in accordance with the schedule set forth on Appendix C hereto.

3.2    Failure to Achieve Diligence Milestone; Right to Cure.

(a) If Company believes that it will not achieve a Diligence Milestone, it shall notify MIT in writing no less than [***] in advance of the relevant deadline and include with such notice (i) a reasonable explanation of the reasons for such failure (“Explanation”) and (ii) a reasonable, detailed, written plan for promptly achieving a reasonable extended and/or amended milestone (“Amended Plan”). If both Company’s Explanation and Amended Plan are acceptable to MIT in its reasonable discretion, then the Diligence Milestones will be amended automatically (through written amendment in accordance with Section 15.4 (Amendment and Waiver)) to incorporate the extended and/or amended milestone set forth in the Amended Plan. If Company so notifies MIT, but fails to provide MIT with both an Explanation and Amended Plan, then Company will have an additional [***] after the original deadline to meet such Diligence Requirement. Company’s failure to notify MIT of a delay in achieving a Diligence Requirement shall constitute a material breach of this Agreement for which MIT shall have the right to terminate this Agreement in accordance with Section 12.3(b).

(b) If Company notifies MIT and provides MIT with an Explanation and Amended Plan, but the Explanation is not acceptable to MIT in its reasonable discretion, then Company will have an additional [***] or until the original deadline of the relevant Diligence Requirement, whichever is later, to meet such Diligence Requirement. Company’s failure to do so shall constitute a material breach of this Agreement for which MIT shall have the right to terminate this Agreement in accordance with Section 12.3(b). If Company so notifies MIT and provides MIT with an Explanation and Amended Plan, but the Amended Plan is not acceptable to MIT in its reasonable discretion, then MIT will explain to Company why the Amended Plan is not acceptable and provide Company with suggestions for an acceptable Amended Plan. Company will have one opportunity to provide MIT with an acceptable Amended Plan within [***] after receipt of such suggestions from MIT, during which time MIT agrees to work with Company in its effort to develop an acceptable Amended Plan. If, within such [***], Company provides MIT with an acceptable Amended Plan, then the Diligence Requirement will be amended automatically (through written amendment in accordance with Section 15.4 (Amendment and Waiver)) to incorporate the extended and/or amended milestone set forth in the Amended Plan. If, within such [***], Company fails to provide an acceptable Amended Plan, then Company will have an additional [***] or until the original deadline of the relevant Diligence Requirement, whichever is later, to meet such Diligence Requirement. Company’s failure to do so shall constitute a material breach of this Agreement for which MIT shall have the right to terminate this Agreement in accordance with Section 12.3(b). For clarity, if Company fails to achieve a Diligence Requirement and does not avail itself of the procedure set forth in this Section, then MIT shall have the right to terminate this Agreement in accordance with Section 12.3(b).

4.    REVENUE AND PAYMENT TERMS

4.1    Consideration for Grant of Rights.

(a) License Issue Fee and Past Patent Cost Reimbursement. Company shall pay to MIT, within [***] following the date of its receipt of an invoice from MIT, the following amounts:

(i) a license issue fee of fifty-thousand dollars ($50,000); and

(ii) reimbursement of all documented, out-of-pocket expenses incurred by MIT prior to (and including) the Effective Date in connection with the preparation, filing, prosecution, maintenance and defense of the Patent Rights.

These payments are nonrefundable.

(b) Equity.

(i) Definitions.

(A)    “Fully Diluted Basis” shall mean the number of shares of common stock of Company then-outstanding (assuming conversion of all outstanding stock other than common stock into common stock) plus the number of shares of common stock of Company issuable upon exercise or conversion of then-outstanding convertible securities, options, rights or warrants of Company (which shall be determined without regard to whether such securities are then vested, exercisable or convertible).

(B)    “Additional Securities” shall mean shares of capital stock, convertible securities, warrants, options or other rights to subscribe for, or purchase or acquire from Company any capital stock of Company.

(C)    “Funding Threshold” shall mean an aggregate total investment of [***] in cash, in one or a series of related transactions, in each case, in exchange for the Company’s capital stock.

(D)     “Assignee” means (a) [***], or (b) any entity that is an Affiliate of MIT.

(ii) Initial Grant. Company shall issue to MIT a total of Eight Hundred Thousand sixty-six (800,066) shares of Company’s common stock, subject to a mutually-agreeable stock purchase or subscription agreement, not later than [***] following the Effective Date (the “Shares”). Company represents to MIT that, as of the Effective Date, the Shares represent five percent (5%) of Company’s issued and outstanding capital stock on a Fully Diluted Basis, as calculated after giving effect to this issuance.

(iii) Anti-Dilution Protection through Funding Threshold. If, prior to the achievement of the Funding Threshold, Company issues Additional Securities that would cause the Shares to represent less than five percent (5%) on a Fully-Diluted Basis, Company shall immediately issue to MIT for no additional consideration such additional number of shares of common stock of Company (the “Anti-Dilution Shares”) such that the Shares plus the Anti-Dilution Shares would then represent, in the aggregate, five percent (5%) of the issued and outstanding shares of Company on a Fully-Diluted Basis, as calculated immediately following the achievement of the Funding Threshold. Such issuances shall continue only until and through Company’s achievement of the Funding Threshold; thereafter, the Shares and Anti-Dilution Shares, if any, shall be subject to ordinary dilution.

(iv) Company Representations and Warranties. Company hereby represents and warrants the following:

(A)    the capitalization table provided by Company upon issuance of the Shares, and the Anti-Dilution Shares, if applicable (the “Cap Table”), sets forth all of the capital stock of Company as of the Effective Date;

(B)    other than as set forth in the Cap Table, as of the date of issuance of the Shares, and Anti-Dilution Shares, if applicable, there are no outstanding shares of capital stock, convertible securities, outstanding warrants, options or other rights to subscribe for, or purchase or acquire from Company any capital stock of Company, and there are no contracts or binding commitments providing for the issuance of, or the granting of rights to acquire, any capital stock of Company or under which Company is, or may become, obligated to issue any of its securities; and

(C)    the Shares or the Anti-Dilution Shares, as the case may be, when issued pursuant to the terms hereof, shall, upon such issuance, be duly authorized, validly issued, fully paid and nonassessable.

(v) Participation Rights. If Company proposes to sell for financing purposes any equity securities or securities that are convertible into equity securities of Company, then MIT and/or its Assignee will have the right to purchase up to [***] of the securities issued in each such financing on the same terms and conditions as are offered to the other purchasers in each such financing. Company shall provide advance written notice of each such financing, including reasonable detail regarding the terms of the financing, and MIT shall not be required to participate in any closing of such financing earlier than [***] after such notice.

(c) License Maintenance Fees. Company shall pay to MIT the following license maintenance fees on the dates set forth below:

Anniversary of the Effective Date	Amount of Fee
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

This annual license maintenance fee is nonrefundable; however [***].

(d) Running Royalties. During the Term Company shall pay to MIT a running royalty of [***] of Net Sales on all Licensed Products. Running royalties shall be payable for each Reporting Period and shall be due to MIT within [***] of the end of each Reporting Period.

(e) Third Party IP. If, after the Effective Date, Company reasonably determines that it is necessary to acquire rights under a third party’s patent rights in order for Company to exploit the Patent Rights under this Agreement, Company shall have the right to negotiate and acquire such rights, through a license or otherwise, and then Company may deduct an amount equal to [***] of any amounts actually paid to such third party for the sale of a Licensed Product from any running royalties due to MIT hereunder provided that: (i) the third party is not an Affiliate; (ii) if the royalty rate for calculating royalty payments due to such third party licensor is greater than [***], the percentage deduction that Company is entitled to make against royalty payments due to MIT must not be greater than any percentage deduction that Company is entitled to make against royalty payments due to such third party licensor on account of royalty payments made to MIT with respect to such Licensed Product; and (iii) in no event shall the royalty payments due MIT with respect to such Licensed Product be reduced by more than fifty percent (50%) of the amount otherwise due.

(f) Milestone Payments. For each Distinct Licensed Product (as defined herein), Company shall pay to MIT the amounts set forth in Table A (Distinct Licensed Product Milestone Payments in first indication) upon the achievement by Company or its Sublicensees of the Milestone Events set forth in Table A with respect to [***]. For each of [***] that differs from [***] for each Distinct Licensed Product, Company shall pay to MIT the amounts set forth in Table B (Distinct Licensed Milestone Payments in subsequent Indications) upon the achievement by Company or its Sublicensees of the Milestone Events set forth in Table B with respect to such [***]. No amounts shall be due for the achievement by Company or its Sublicensees of a Milestone Event with respect to [***] by a Distinct Licensed Product.

For purposes of the foregoing paragraph, an “indication” shall mean a sign, symptom, disease or condition that leads to the recommendation of a treatment, test or procedure. Notwithstanding the foregoing, with respect to a treatment with a specific Licensed Product [***].

A Licensed Product is Distinct if it contains: (i) [***] or (ii) [***]. For clarity, a Licensed Product is not Distinct if it contains [***].

The Milestone Payments set forth in the tables below shall not be payable with respect to a [***]. “Replacement” shall mean a Licensed Product that has [***]. For purposes of this paragraph, [***]. For purposes hereof, [***].

Company shall also pay to MIT the amounts set forth in Table C (Commercial Milestone Payments) a single time only, and such Milestone Payments shall be calculated on a cumulative basis (i.e., the applicable Milestone Payment shall become due as soon as the cumulative Net Sales target has been reached, which shall be based upon the additive calculation of Net Sales across all Licensed Products in all indications).

Table A: Distinct Licensed Product Milestone Payments in [***]

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Table B: Distinct Licensed Product Milestone Payments in [***]

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Table C: Commercial Milestone Payments

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]

*	“EU Approval” means (a) regulatory approval in the EU through the central procedure plus regulatory approval (including receipt of pricing approval) in any [***] EU Major Market Country

(as defined below) OR (b) regulatory approvals (including receipt of pricing approvals) in any [***] EU Major Market Countries or any [***] European Major Market Countries (as defined below). “EU Major Market Country” means each of [***], for so long as such country is a member of the European Union. “European Major Market Country” means each of [***].
**

“Approval in Japan or China” means the first to occur of approval in Japan or China. For clarity, this milestone payment is payable only once, and no additional payment shall be due for a subsequent approval in the other of Japan or China, as applicable.

Company shall notify MIT within [***] following the date of the achievement of any of the above milestones by Company or its Sublicensee, such notice to specifically identify the applicable milestone event and payment obligation. Such amounts shall be both non-creditable and non-refundable, shall be payable for each Reporting Period, and shall be due to MIT within [***] following the last day of the Reporting Period.

The milestone events set forth above are intended to be [***].

If the Milestone Events set forth in Table A (Distinct Licensed Product Milestone Payments in first indication) and Table C (Commercial Milestone Payments) are not all achieved at least [***] prior to the expiration of the Term of this Agreement, then Company’s obligation to pay MIT the Milestone Payments set forth in Table A (Distinct Licensed Product Milestone Payments in first indication) and Table C (Commercial Milestone Payments) shall [***]. Upon the [***] achievement of each Milestone Event set forth in Table A (Distinct Licensed Product Milestone Payments in first indication), and Table C (Commercial Milestone Payments) (which need not be in the Milestone Event order set forth above) and subsequent payment to MIT of the corresponding Milestone Payment(s), [***].

Upon a Change of Control of Company, a Change of Control of an Affiliated Sublicensee, or an otherwise MIT approved assignment of this Agreement, the Milestone Payments set forth in Table A and Table B (i.e., not including Table C) shall be increased by [***] for any subsequent Milestone Events (e.g., [***]).

(g) Sharing of Sublicense Income. Company shall pay to MIT the percentages of Sublicense Income received by Company or an Affiliated Sublicensee, as applicable, in connection with any Sublicense regardless of tier, as set forth below in Sections 4.1(g)(i)-(ii). If, in any Sublicense of the Patent Rights, Company or an Affiliated Sublicensee also grants rights to other [***] (hereinafter a “Bundled Sublicense”), Company or an Affiliated Sublicensee, as applicable,

[***]. For clarity, [***]. Any allocation of value ascribed to the Patent Rights shall be determined by Company or its Affiliated Sublicensee, as applicable, in good faith, without discrimination among and between Company or its Affiliated Sublicensee, as applicable, Sublicensee, MIT and/or any other third parties that claim rights to such technology and/or patent rights, and shall: (1) appropriately reflect the value of the Patent Rights Sublicensed by Company or an Affiliated Sublicensee, as applicable, in the context of the entire transaction or series of related transactions of which the Sublicense is a part; and (2) be supported by a detailed written analysis and justification delivered to MIT containing information reasonably sufficient to demonstrate the appropriateness of such valuation. Company shall provide MIT with any additional information reasonably requested by MIT to demonstrate the appropriateness of such valuation. In the event that MIT disputes the appropriateness of such allocation, MIT shall have the right to request that an independent third party, mutually agreed to by the Parties, conduct and certify an allocation of the value ascribed to the Patent Rights at Company’s expense (the “Independent Valuation”). The Independent Valuation, or such other allocation to which the Parties may mutually agree, shall then be used as the basis for calculating Sublicense Income sharing, in accordance with this Section 4.1(g)(ii)(A)-(C), for any such Bundled Sublicense. In the event that the Independent Valuation results in an allocation of value that differs from the allocation of value proposed by Company or its Affiliate Sublicensee, as applicable, directly prior to MIT’s request for the Independent Valuation by less than [***].

(i) Sublicense to Patent Rights. Total of [***] of all Sublicense Income received by Company in any Sublicense to only the Patent Rights and not to any other technology and/or patent rights owned or controlled by Company.

(ii) Sublicense to Bundled Patent Rights.

(A) Prior to [***], a total of [***] of Sublicense Income.

(B) After the [***], a total of [***] of Sublicense Income.

(C) After the [***], a total of [***] of Sublicense Income.

All such amounts shall be payable for each Reporting Period and shall be due to MIT within [***] following the end of each Reporting Period.

(h) Consequences of a Patent Challenge. In the event that: (i) Company or an Affiliate brings a Patent Challenge against MIT; or (ii) Company or an Affiliate assists another party in bringing a Patent Challenge against MIT (except as required under a court order or subpoena), then all payments due under this Article 4 shall be doubled for the remainder of the Term. In the event that such a Patent Challenge is successful, Company will have no right to recoup any payments made during the period of challenge. In the event that a Patent Challenge is unsuccessful, Company shall reimburse MIT for all reasonable legal fees, costs and expenses incurred in its defense against the Patent Challenge.

(i) Change of Control Fee. Within [***] following (a) the first Change of Control of Company and (b) the first Change of Control of each Affiliated Sublicensee, Company shall report such Change of Control to MIT in writing and Company shall pay to MIT the cash equivalent of the lesser of: (i) [***] or (ii) [***]. Should this calculation yield a value less than [***], this payment shall be set to [***]. Notwithstanding the foregoing, if the Change of Control is not the result of an arms’ length transaction with an unaffiliated third party then the consideration received by Company for such Change of Control shall be calculated [***]. Where a Change of Control of an Affiliated Sublicensee is followed by a Change of Control of Company, the fee [***].

4.2    Payments.

(a) Invoices. All invoices issued by MIT under this Agreement shall be addressed to Company as follows, or as otherwise provided by Company in writing to MIT:

Cullinan Amber Corp.

One Main Street

Cambridge, MA 02142

Attention to: Chief Financial Officer

(b) Method of Payment. All payments under this Agreement shall be made payable to “Massachusetts Institute of Technology” and sent to the address identified on the invoice received. Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies. Unless otherwise stated on the invoice, payments sent by wire transfer shall be paid to:

[***]

[***]

[***]

[***]

[***]

[***]

[***]

(c) Payments in U.S. Dollars. All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported by the Federal Reserve Bank of St. Louis or such other rates as MIT and Company may mutually agree from time to time) on the last working day of the calendar quarter of the applicable Reporting Period. Such payments shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of Net Sales.

(d) Taxes. In the event that any payment under this Agreement is or becomes subject to any levy or tax, including, but not limited to any form of tax withholding, income tax, service tax, sales tax or VAT, by local, regional or federal government authorities, Company shall (i) pay to the applicable tax authorities, whether on its own or MIT’s behalf, such amount of levy or tax and, if applicable, penalties and interest, and (ii) promptly provide MIT with a copy of the withholding tax certificate or other tax filing documentation evidencing remittance was made. For the avoidance of doubt, any payments made by or on behalf of Company pursuant to this Section 4.2(d) shall not be deducted from any payment amounts due to MIT under this Agreement.

(e) Late Payments. Any payments by Company that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at [***] points above the Prime Rate of interest as reported by the Federal Reserve Bank of St. Louis on the last business day of the calendar quarterly Reporting Period to which such payments relate.

5.    REPORTS AND RECORDS

5.1    Progress Reports. Company shall deliver progress reports to MIT annually, within [***] following the end of each calendar year, containing information sufficient to illustrate compliance with this Agreement and specifically:

(a) the progress of efforts to develop and commercialize Licensed Products, with specific reference to the Diligence Requirements set forth under Article 3 and Appendix C;

(b) the number of Sublicenses active during the applicable calendar year as well as an updated list of all Sublicenses, and amendments thereto, executed during the applicable calendar year (and copies thereof to the extent not already provided), and if none are active, so state;

(c) a summary of the milestones set forth in Section 4.1(f) that have been achieved, and if none have been achieved, so state; and

(d) Company’s current Certificates of Insurance, in accordance with Section 8.2 (Insurance).

5.2    Financial Reports; Royalty Reports. Company’s obligation to submit reports under this Section shall commence upon the earliest of: [***]. Thereafter, Company shall deliver financial reports and royalty reports to MIT within [***] following the end of each Reporting Period, containing at least the following information for the preceding Reporting Period, in substantially the forms attached hereto as Appendix D-1 and Appendix D-2 (or equivalent):

(a) the number of units of Licensed Products sold by Company and its Sublicensees in each country;

(b) a description of the Milestone Event set forth in Section 4.1(f) that has been achieved during the Reporting Period, together with the corresponding payment amount;

(c) the gross amount billed or invoiced by Company and its Sublicensees for each Distinct Licensed Product, in each country, as applicable;

(d) calculation of Net Sales for the applicable Reporting Period in each country for each Distinct Licensed Product, including a listing of applicable deductions;

(e) total royalty payable on Net Sales in U.S. dollars, together with the exchange rates used for conversion; and

(f) the amount of Sublicense Income received by Company and Affiliated Sublicensee(s) , as applicable, from each Sublicensee and the amount due to MIT from such Sublicense Income, including: (i) an itemized breakdown of the sources of income comprising the Sublicense Income, which may include information concerning transactions related to the Sublicense; and (ii) information reasonably sufficient (in MIT’s reasonable judgment) to demonstrate any Research Support Payments deducted from Sublicense Income, as applicable. Company shall provide MIT with any additional information reasonably requested by MIT to support the deduction of Research Support Payments deducted from Sublicense Income.

(g) If no amounts are due to MIT for any Reporting Period, the report shall so state.

5.3    Financial Statements. On or before the [***] day following the last day of Company’s fiscal year, Company shall provide MIT with Company’s financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement, certified by Company’s treasurer or chief financial officer or by an independent auditor.

5.4    Records. Company and its agents, as applicable, shall keep, in accordance with generally accepted accounting principles, up-to-date, complete, true and accurate books of account in sufficient detail to permit calculation of all amounts due hereunder. MIT shall have the right to appoint an independent auditor, reasonably acceptable to Company, to audit, at MIT’s expense, upon reasonable advance written notice to Company and during normal business hours, all existing and relevant records for any Reporting Period during the Term ending not more than [***] prior to the date of such notice of audit, to the extent necessary to perform an audit of amounts due under this Agreement. Company may condition such auditor’s access to the books and records of Company on such auditor’s having executed and delivered a reasonable confidentiality agreement in favor of Company protecting disclosure and use of the information in such books and records. MIT shall instruct such auditor to complete the audit promptly. Company shall cooperate reasonably with such audit and shall permit such auditor to inspect and copy such portions of books and records that such auditor deems appropriate and necessary. Books of account and supporting records shall be retained by Company for at least [***] following the end of the Reporting Period to which they pertain. In the event that any audit performed under this Section reveals an underpayment in excess of the lesser of: (a) [***] during the audited period or any Reporting Period; and (b) [***], Company shall bear the full cost of such audit, and shall also remit any amounts due to MIT as revealed by such audit within [***] of receiving notice thereof from MIT. The parties agree that all applicable statutes of limitation and time-based defenses (including, but not limited to, estoppel and laches) shall be tolled during the pendency of an audit requested under this Section by MIT. The parties shall cooperate in taking any actions necessary to achieve this result.

6.	PATENT PROSECUTION

6.1    Responsibility for Patent Rights. MIT shall prepare, file, prosecute, and maintain all of the Patent Rights; Company shall cooperate with MIT in such filing, prosecution and maintenance. MIT shall instruct its patent counsel to provide Company with copies of all patent prosecution documents relating to the Patent Rights, including correspondence to and from patent offices, and shall provide Company a reasonable opportunity, if time permits, to review and comment on such materials. MIT shall seriously consider in good faith any comments received from Company relating to the preparation, filing, prosecution and maintenance of the Patent Rights; however, the Parties hereby agree and acknowledge that MIT has sole authority to make all decisions relating to the preparation, filing, prosecution, and maintenance of the Patent Rights.

6.2    International (non-United States) Filings. Appendix B is a list of countries in which patent applications corresponding to the United States patent applications listed in Appendix A shall be filed, prosecuted, and maintained. Appendix B may be amended by mutual agreement of Company and MIT.

6.3    Returned Patent Rights. In the event that Company desires to discontinue its support of any patent or patent application within the Patent Rights in any particular country or countries, Company shall provide MIT with at least [***] prior written notice of such intended discontinuance of support. In such event, on a country-by-country basis, (i) any such patent or patent application (the “Returned Rights”) shall be removed from the definition of Patent Rights under this Agreement, (ii) the licenses granted to Company as to such Returned Rights shall terminate, (iii) Company shall have no further obligation with respect to such Returned Rights pursuant to Section 6.4 commencing [***] after Company’s notice, and (iv) MIT shall have the unrestricted right to license such Returned Rights to Third Parties. Notwithstanding the foregoing, at MIT’s election and in its sole discretion, MIT may, acting reasonably and in good faith, on a country-by-country basis, as an alternative to terminating the licenses granted to Company to such Returned Rights as set forth in clause (ii) above: (A) terminate the exclusivity of the license with respect to such Returned Rights in the applicable country and (B) continue to prosecute and maintain the Returned Rights at its own expense. If MIT makes such election, MIT shall promptly notify Company in writing of such election, and Company shall retain a non-exclusive license under the Returned Rights in the applicable country, provided that Company: (1) will be obligated to pay a royalty on Net Sales of Licensed Products at a rate that is [***] of the rates set forth in Section 4.1(d) in the countries where it has non-exclusive rights, (2) will remain obligated to pay any other amounts otherwise due under Section 4.1, and (3) MIT shall have the unrestricted right to grant to third parties non-exclusive licenses under the Returned Rights in such countries.

6.4    Payment of Patent Expenses. Payment of all fees and costs, including attorneys’ fees, relating to the filing, prosecution and maintenance of the Patent Rights (including without limitation interferences, reexaminations and reissues) shall be the responsibility of Company (“Patent Expenses”), whether such amounts were incurred before or after the Effective Date. As of December 12, 2019, MIT has incurred approximately [***] for such patent-related fees and costs. Without limiting Section 4.1(a)(ii) concerning Patent Expenses incurred prior to and including the Effective Date, Company shall reimburse all amounts due pursuant to this Section 6.4 within [***] of receipt of an invoice from MIT; late payments shall accrue interest pursuant to Section 4.2(e) (Late Payments). In all instances, MIT shall pay the fees prescribed for large entities to the United States Patent and Trademark Office unless otherwise agreed by the parties. In the event MIT grants a commercial license(s) to one or more third parties under the Patent Rights MIT shall make a reasonable allocation in good faith of the Patent Expenses incurred during the term of such commercial license(s) among Company and such third parties.

7	.INFRINGEMENT; ENFORCEMENT.

7.1    Notice of Infringement. In the event either party becomes aware of any possible or actual infringement of any Patent Rights with respect to Licensed Products in the Field in the Territory (an “Infringement”), that party shall promptly notify the other party and provide it with details regarding such Infringement.

7.2    Suit by Company. Company shall have the first right, but not the obligation, to take action to enforce the Patent Rights against any Infringement. Prior to commencing any enforcement action with respect to any Infringement, Company (i) shall advise MIT in writing of Company’s proposed course of action, (ii) at MIT’s request shall meet with MIT to discuss such proposed course of action, and (iii) shall consider in good faith the views of MIT and the potential effects of enforcement activities on MIT and the public interest. Should Company elect to take action to enforce the Patent Rights against any Infringement, Company shall first obtain MIT’s approval of Company’s selected counsel, which approval shall not be unreasonably withheld. Once counsel is selected and approved, Company shall keep MIT reasonably informed of the progress of the enforcement action and shall give MIT a reasonable opportunity to offer its views about major decisions affecting the enforcement action or the validity or enforceability of the Patent Rights. Company agrees to consider those views in good faith, but shall have the right to control the action; provided, however, that if Company fails to defend in good faith the validity and/or enforceability of the Patent Rights in the action or, if Company’s exclusive license to a Valid Claim in the action terminates, MIT has the right to take control of the action pursuant to Section 7.6.

7.3    Joinder. If MIT is a necessary party under applicable law to establish standing for the initiation or maintenance of an enforcement action by Company under Section 7.2 (Suit by Company), MIT agrees to join as a co-plaintiff or declaratory judgment co-defendant in the action, provided that MIT shall not be the first named plaintiff or defendant party in such action. In addition, MIT has the right to elect to participate as a co-plaintiff in an enforcement action by Company with respect to any Infringement. If MIT elects prior to the initiating pleading to participate as a co-plaintiff, Company shall obtain MIT’s approval of Company’s selection of jurisdiction and venue, which approval shall not be unreasonably withheld. If MIT joins the action as a party at any time, Company shall make reasonable efforts to minimize any disruption to MIT’s operations resulting from such joinder and participation in the action.

7.4    Costs, Expenses and Fees. The costs and expenses of any action the Company elects to bring shall be paid for entirely by Company. Company shall indemnify MIT and hold MIT free, clear and harmless from and against any and all costs, expenses, damages and liability that MIT may incur in connection with any such action, including, without limitation, attorneys’ fees and other costs, expenses, damages and liability that are incurred by MIT with respect to any aspect of the prosecution, adjudication, defense, management and/or settlement of, or joinder to, any such action, including any appeals, remands or other related proceedings, or that are awarded against MIT as a party to such action (collectively, “Litigation Expenses”). Company shall reimburse MIT for all Litigation Expenses within [***] after receiving an invoice from MIT for same.

7.5    Settlement and Recovery. Company must obtain MIT’s written consent before offering or accepting any compromise or settlement, which consent shall not be unreasonably withheld, conditioned or delayed. In the event Company exercises its right to commence an enforcement action pursuant to Section 7.2 (Suit by Company), out of any sums recovered in such suit or in settlement thereof, Company shall first reimburse MIT for any unreimbursed Litigation Expenses and then may reimburse itself for all litigation costs and expenses including reasonable attorneys’ fees incurred by Company in connection with the suit. If, after such reimbursement, any funds shall remain from said recovery, then MIT shall receive an amount equal to [***] of such funds and the remaining [***] of such funds shall be retained by Company.

7.6    Suit by MIT. If Company does not take action to enforce the Patent Rights against Infringement pursuant to Section 7.2 (Suit by Company), and has not commenced negotiations with the infringer for the discontinuance of said Infringement, then, within [***] after notification of the existence of an Infringement has been given to MIT pursuant to Section 7.1 (Notice of Infringement), MIT may elect to enforce the Patent Rights against such Infringement. Upon written request from MIT, Company agrees to join as a co-plaintiff in the action. Should MIT elect to bring suit against an infringer and Company is joined as party plaintiff in any such suit, Company shall have the right to approve the counsel selected by MIT to represent MIT and Company, such approval not to be unreasonably withheld. Any and all expenses, including reasonable attorneys’ fees, incurred by Company with respect to the prosecution, adjudication and/or settlement of such suit, including any related appeals, shall be paid for entirely by MIT and MIT shall hold Company free, clear and harmless from and against any and all such expenses. MIT shall not compromise or settle such litigation without the prior written consent of Company, which consent shall not be unreasonably withheld, conditioned or delayed. In the event MIT exercises its right to sue pursuant to this Section 7.6 (Suit by MIT), it shall first reimburse Company for any unreimbursed Litigation Expenses and then may reimburse itself out of any sums recovered in such suit or in settlement thereof for Litigation Expenses. If, after such reimbursement, any funds shall remain from said recovery, then Company shall receive an amount equal to [***] of such funds and the remaining [***] of such funds shall be retained by MIT.

7.7    Own Counsel. Each party shall always have the right to be represented by counsel of its own selection and at its own expense in any suit for Infringement instituted under this Article 7 by the other party.

7.8    Cooperation. Each party agrees to cooperate fully in any action under this Article 7 that is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

7.9    Declaratory Judgment. If a declaratory judgment action is brought naming Company and Sublicensees as a defendant and alleging invalidity or unenforceability of any claims within the Patent Rights, Company shall promptly notify MIT in writing and MIT may elect, upon written notice to Company, to take over the sole defense of the invalidity and/or unenforceability aspect of the action at its own expense.

8.	INDEMNIFICATION AND INSURANCE

8.1    Indemnification.

(a) Indemnity. Company shall indemnify, defend, and hold harmless MIT and its trustees, directors, officers, faculty, students, employees, agents, affiliates and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) incurred by or imposed upon any of the Indemnitees in connection with any third-party claims, suits, investigations, actions, demands or judgments (i) arising out of, or in connection with, any theory of liability concerning any Licensed Product that is made, used, sold or imported by Company, its agents, Distributors or Sublicensees , (ii) arising out of, or in connection with, the exercise of rights granted to Company and Sublicensees under this Agreement, or (iii) arising out of, or in connection with, a breach of this Agreement by Company or a breach of a Sublicense by a Sublicensee; provided, however, that Company shall have no obligation pursuant to the foregoing to the extent such Losses directly result from the gross negligence or willful misconduct of any Indemnitee.

(b) Procedures. The Indemnitees agree to provide Company with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. Company agrees, at its own expense, to provide attorneys reasonably acceptable to MIT to defend against any such claim. The Indemnitees shall reasonably cooperate with Company in such defense and will permit Company to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of Company, if representation of such Indemnitee by the counsel retained by Company would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. Company agrees to keep MIT informed of the progress in the defense and disposition of such claim and to consult with MIT with regard to any proposed settlement. Company shall not enter into any settlement, consent judgment, or other voluntary final disposition of any claim that would have a material, adverse effect on any Indemnitee(s) (including reputational harm) or admits any wrongdoing or fault by any Indemnitee or imposes on any Indemnitee any payment obligation or other material liability, without the prior written consent of MIT.

8.2    Insurance. Company shall obtain and carry commercial general liability (“CGL”) insurance as set forth in this Section. Such CGL insurance, pursuant to its terms, shall (i) list MIT as an additional insured thereunder but only with respect to claims made against MIT arising from Company’s own actual or alleged acts, errors or omissions, (ii) include products/completed operations coverage or Company shall obtain and maintain product liability coverage under a separate policy, and (iii) require [***] written notice to be given to MIT prior to any cancellation or material reduction thereof. The minimum limits of the CGL insurance shall be [***] per occurrence, with an aggregate limit of [***]. Beginning with the earlier of (1) commencement of human clinical trials of a Licensed Product or (2) commercial distribution, sale, lease, transfer or use of a Licensed Product, and for so long as a Licensed Product is under development or being commercialized by Company or its Affiliates or Sublicensees, the minimum limits of the CGL insurance, or of a separate policy of insurance covering product liability, shall be not less than [***] per occurrence, with an aggregate limit of [***]. With respect to any insurance required hereunder that is underwritten on a per-claims basis, the Company shall either (a) maintain such insurance for at least [***] following the termination of this Agreement, or (b) alternatively, purchase a [***] extended reporting period with respect to such insurance, which shall satisfy in full the obligation set forth in sub-part (a) of this sentence. Company shall provide MIT with certificates of insurance evidencing compliance with this Section for as long as the coverage must be maintained. Notwithstanding the foregoing, the products/completed operations coverage and errors and omissions coverage, as described above, shall be in place at least [***] prior to: (1) the use, operation, demonstration, or testing of any Licensed Product by Company or a third party at the premises of any third party that is not subject to a contractual indemnity extending protection to MIT or (2) the first distribution, sale, lease, or transfer of a Licensed Product to a third party.

9.	REPRESENTATIONS AND WARRANTIES; DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

9.1    MIT represents and warrants that as of the Effective Date, and to the knowledge of the TLO: (a) MIT has received assignments from the inventors named on the MIT disclosure form that the TLO received on September 17, 2018, which assigns each inventor’s rights, title and interests in and to the Patent Rights to MIT and (b) MIT has the right and authority to grant the rights and licenses set forth in this Agreement.

9.2    DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, MIT MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS, (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY BY MIT THAT IT CAN OR WILL BE ABLE TO OBTAIN PATENTS ON PATENT APPLICATIONS INCLUDED IN THE PATENT RIGHTS AND ANY WARRANTY AS TO THE COMMERCIAL OR SCIENTIFIC VALUE OF THE PATENT RIGHTS AND HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF MIT OR THIRD PARTIES, VALIDITY, ENFORCEABILITY AND SCOPE OF PATENT RIGHTS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING ANY MATTER WHATSOEVER, AND HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR THAT ANY LICENSED PRODUCT CAN BE SUCCESSFULLY DEVELOPED OR COMMERCIALIZED.

9.3    LIMITATION OF LIABILITY. EXCEPT FOR COMPANY’S INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 8, IN NO EVENT SHALL A PARTY, ITS TRUSTEES, DIRECTORS, OFFICERS, FACULTY, STUDENTS, EMPLOYEES, AGENTS AND AFFILIATES BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS (REGARDLESS AS TO WHETHER LOST PROFITS ARE CHARACTERIZED AS INDIRECT OR DIRECT DAMAGES), REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

10.    ASSIGNMENT

This Agreement is personal to Company, and any assignment or transfer of this Agreement by Company to a third party may be made only with the prior written consent of MIT, except Company may assign this Agreement without the prior written consent of MIT to an Affiliate or as part of a merger or acquisition of the Company, so long as (i) Company is in compliance with this Agreement, (ii) the assignee agrees in writing to be bound by the terms of this Agreement, (iii) and MIT is notified of the assignment and the assignee. Nothing in this Section 10 shall be construed to modify or eliminate any obligation of Company to pay MIT a fee in connection with a Change of Control of Company in accordance with Section 4.1(i). Any purported assignment or transfer in violation of the foregoing shall be null and void and of no force or effect.

11.    GENERAL COMPLIANCE WITH LAWS

11.1    Compliance with Laws. Company shall, and shall cause its Sublicensees as necessary, to comply with all material local, state, federal, and international laws and regulations relating to the development, manufacture, use, and sale of Licensed Products.

11.2    Registration. As required by applicable law, Company shall, and shall cause its and Sublicensees as necessary to, register or record this Agreement with the relevant government authority. After the completion of the registration and recordation, Company shall provide MIT with documentation of registration and recordation issued by the government authorities with respect to this Agreement. The costs of the registration and filing shall be borne by Company.

11.3    Export Control. Company shall, and shall cause its Sublicensees as necessary to, comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the

United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. Company hereby gives written assurance that it will comply with, and will cause its Sublicensees to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its Sublicensees, and that it will indemnify, defend, and hold MIT harmless (in accordance with Section 8.1 (Indemnification)) for the consequences of any such violation.

11.4    Use of MIT Name. During the Term, Company may make certain factual statements that it has entered into this Agreement with MIT to license the Patent Rights. Such statements may be made in connection with general company information (e.g., statements regarding company history or technology background) or in annual shareholder reports or investor presentations; however, no such statement may be used in advertising or other promotional material or activities or in any manner to suggest or imply MIT’s endorsement of Company, its Sublicensees, or Company’s or Sublicensees’ products or services. Except as specifically permitted herein, Company shall, and shall cause its Sublicensees to, not otherwise use or allow the use of the name of “Massachusetts Institute of Technology,” “Lincoln Laboratory” or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents, or any trademark owned by MIT, or any terms of this Agreement in any other public announcement or disclosure without the prior written consent of MIT (via [***]), which consent MIT may withhold in its sole discretion. If Company or Sublicensee seeks to use the name of an individual trustee, officer, faculty, student, employee or agent, Company must receive the written consent of such individual.

11.5    Marking of Licensed Products. To the extent commercially feasible and consistent with prevailing business practices, Company shall, and shall cause its Sublicensees as necessary to, mark all Licensed Products that are manufactured or sold under this Agreement to notify the public and competitors that such products are patented.

12.    TERMINATION

12.1    Voluntary Termination by Company. Company shall have the right to terminate this Agreement, for any reason, upon at least [***] prior written notice to MIT, provided that all amounts due to MIT have been paid by Company up to and including such termination effective date.

12.2    Cessation of Business. If Company ceases to carry on its business related to this Agreement, MIT shall have the right to terminate this Agreement immediately upon written notice to Company.

12.3    Termination for Default.

(a) Nonpayment. In the event Company fails to pay any amounts due and payable to MIT hereunder, and fails to make such payments within [***] after receiving written notice of such failure, MIT may terminate this Agreement immediately upon written notice to Company.

(b) Other Material Breach. In the event Company commits a material breach of its obligations under this Agreement, except as described in Section 12.3(a) (Nonpayment) and Section 3.2 (Failure to Achieve Diligence Milestone; Right to Cure), and fails to cure that breach within [***] after receiving written notice thereof, MIT may terminate this Agreement immediately upon written notice to Company.

12.4    Disputes Regarding Termination. If Company disputes any termination by MIT under this Section, it must notify MIT of the nature of such dispute and the proposed manner in which to resolve the dispute within [***] following its receipt of notification of breach or notification of termination by MIT, whichever is sooner. If the parties do not resolve such dispute within [***] of such notification, then Company shall be required to initiate the dispute resolution procedures outlined in Section 13.3 (Dispute Resolution Procedure, as applicable) immediately. If it does not do so, Company shall be considered to have waived its rights to dispute the termination.

12.5    Effect of Termination. Upon termination of this Agreement by either party pursuant to any of the provisions of Section 12.1 (Voluntary Termination by Company), 12.2 (Cessation of Business) or 12.3 (Termination for Default) or by MIT pursuant to Section 3.2 (Failure to Achieve Diligence Milestone; Right to Cure): (a) the rights and licenses granted to Company under Article 2 shall terminate, all rights in and to and under the Patent Rights will revert to MIT and Company may not make any further use or exploitation of the Patent Rights and (b) any existing agreements that contain a Sublicense shall terminate to the extent of such Sublicense; provided, however, that, for each Sublicensee, if the Sublicensee is not then in breach of its Sublicense agreement with Company such that Company would have the right to terminate such Sublicense, such Sublicensee shall have the right to request a direct license from MIT, such request by the Sublicensee to be made within [***] of termination of this Agreement (the “License Election Period”). If such Sublicensee makes such request during the License Election Period, MIT agrees to negotiate in good faith a license with such Sublicensee, under reasonable terms and conditions, (the “New Direct License”) for a period of up to [***] (the “Negotiation Period”). MIT is not obligated to undertake any obligations under the New Direct License that are in addition to, or inconsistent with, the terms of this Agreement. Any New Direct License shall include payment to MIT of the license maintenance fees (Section 4.1(c)), running royalties (Section 4.1(d)) and milestone payments (Section 4.1(f)) provided for in this Agreement and an amount equal to the share of Sublicense Income that MIT would otherwise have received from Company as a result of the applicable Sublicense under the terms of Section 4.1(g) of this Agreement for the longer of: (i) the period of time under this Agreement that Company would have been obligated to pay MIT a share of Sublicense Income and (ii) the payment term of the applicable Sublicense between Company and Sublicensee. Until the earlier of: (A) the expiration of the Negotiation Period or (B) the execution and delivery of the New Direct License, the Sublicense agreement shall remain in effect, provided that MIT shall have no obligations thereunder that are in addition to, or inconsistent with, the terms of this Agreement and all financial, reporting and other obligations of such Sublicensee thereunder shall run in favor of MIT. Further, such Sublicensee shall be responsible for reimbursing MIT for any Patent Expenses related to the Patent Rights during the License Election Period, and if Sublicensee has requested such license within the License Election Period, the Sublicensee shall be responsible for reimbursing MIT for any Patent Expenses related to the Patent Rights during the Negotiation Period and up until the effective date of the such New Direct License.

12.6    Survival. Any provisions that, by their intent or meaning under the circumstances, are intended to survive, shall survive the expiration or termination of this Agreement. In addition, the following provisions shall survive the expiration or termination of this Agreement:

•	Article 1 (“Definitions”);

•	Section 4.1(b) (“Equity”);

•	Section 4.1(f) (“Milestone Payments”), as and to the extent provided therein;

•	Section 4.1(g) (“Sharing of Sublicense Income”), as and to the extent provided therein;

•	Section 4.1(i) (“Change of Control Fee”)’

•

Section 5.2 (“Financial Reports”), as and to the extent required to report any outstanding payment obligations and the achievement of Milestone Event for which Company has a corresponding and surviving obligation to pay Milestone Payments;

•	Section 5.4 (“Records”);

•	Section 8.1 (“Indemnification”);

•	Section 8.2 (“Insurance”), as and to the extent provided therein that requires Company to maintain insurance;

•	Article 9 (“Representations and Warranties; Disclaimer of Warranties and Limitation of Liability”);

•	Section 11.3 (“Export Control”);

•	Section 12.4 (“Disputes regarding Termination”);

•	Section 12.5 (“Effect of Termination”);

•	Section 12.6 (“Survival”);

•	Section 12.7 (“Accruing Obligations”);

•	Article 13 (“Dispute Resolution”);

•	Article 14 (“Confidentiality”), to the extent provided therein; and

•	Article 15 (“Miscellaneous”).

12.7    Accruing Obligations. In no event shall termination or expiration of this Agreement release Company from the obligation to pay any amounts that became due or payable on or before the date of such termination or expiration. The parties agree that the obligations in Section 4.1(b) (Equity) will accrue immediately upon execution of this Agreement by both parties, regardless of the events, invoice and payment timing details set forth therein.

13.    DISPUTE RESOLUTION

13.1    Mandatory Procedures. The parties agree that any dispute arising out of or relating to this Agreement (except as described in Section 12.3(a) (Nonpayment) and Section 3.2 (Failure to Achieve Diligence Milestone; Right to Cure)) shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement. If either party fails to observe the procedures of this Article, as may be modified by their written agreement, the other party may bring an action for specific performance of these procedures in any court of competent jurisdiction.

13.2    Equitable Remedies. Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement (except as described in Section 12.3(a) (Nonpayment) and Section 3.2 (Failure to Achieve Diligence Milestone; Right to Cure)), either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

13.3    Dispute Resolution Procedures.

(a) Mediation. In the event of any dispute arising out of or relating to this Agreement (except as described in Section 12.3(a) (Nonpayment) and Section 3.2 (Failure to Achieve Diligence Milestone; Right to Cure)), either party may initiate mediation upon written notice to the other party (“Notice Date”) pursuant to Section 15.1 (Notice), whereupon both parties shall be obligated to engage in a mediation proceeding. The mediation shall commence within forty-five (45) days following the Notice Date. The mediation shall be conducted by a single mediator in Boston, Massachusetts. The party requesting mediation shall designate two (2) or more nominees for mediator in its Notice Date. The other party may accept one of the nominees or may designate its own nominees by notice addressed to the American Arbitration Association (AAA) and copied to the requesting party. If within fifteen (15) days following the Notice Date, the parties have not selected a mutually acceptable mediator, a mediator shall be appointed by the AAA according to the Commercial Mediation Rules. The mediator shall attempt to facilitate a negotiated settlement of the dispute, but shall have no authority to impose any settlement terms on the parties. The expenses of the mediation shall be borne equally by the parties, but each party shall be responsible for its own counsel fees and expenses.

(b) Trial Without Jury. If the dispute is not resolved by mediation within forty-five (45) days after commencement of mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute; provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Article.

13.4    Performance to Continue. Each party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its undisputed obligations during any period in which the other party fails or refuses to perform its undisputed obligations. Nothing in this Article is intended to relieve Company from its obligation to make undisputed payments pursuant to Articles 4 and 6 of this Agreement.

13.5    Statute of Limitations. The parties agree that all applicable statutes of limitation and time-based defenses (including, but not limited to, estoppel and laches) shall be tolled while the procedures set forth in this Article are pending. The parties shall cooperate in taking any actions necessary to achieve this result.

14.    CONFIDENTIALITY.

14.1    Confidential Information. “Confidential Information” means any proprietary information specifically designated as confidential, which may include Progress Reports, Financial Statements, Financial Reports, or Sublicense agreements provided to MIT pursuant to this Agreement, provided that Company shall only furnish Confidential Information to the TLO. Confidential Information shall be marked with a legend indicating its confidential status (such as “Confidential” or “Proprietary”). Confidential Information shall not include:

(i) information which at the time of disclosure hereunder is already generally known or publicly available;

(ii) information which after disclosure hereunder becomes generally known or publicly available other than through any act or omission of MIT in violation of this Agreement;

(iii) information that was in possession of MIT without obligations of confidentiality to Company prior to disclosure to MIT under this Agreement; and

(iv) information which is hereafter lawfully disclosed by a third party to MIT, which information such third party did not acquire under a still effective obligation of confidentiality to Company; or

(v) information that was independently developed by MIT without use of, reference to or reliance upon Company’s Confidential Information as evidenced by written records.

14.2    Non-Use and Non-Disclosure. For a period of [***] after disclosure of the Confidential Information , MIT shall treat Confidential Information as confidential and shall not use or disclose it, except for purposes of exercising its rights or fulfilling its obligations under this Agreement or as otherwise expressly permitted herein, without the prior written and express consent of the Company.

14.3    Permitted Disclosures. MIT may disclose the Confidential Information to its officers, employees, contractors and consultants (including lawyers and financial advisors), as well as joint owners and sponsors of the Patent Rights, who have a need to know for purposes of this Agreement and compliance hereunder and are subject to confidentiality obligations at least as protective of such Confidential Information as this Article 14.

14.4    Disclosure Required by Law. Notwithstanding the above, MIT may disclose Company’s Confidential Information to the extent required by law, regulation, or stock exchange requirement, provided that MIT shall (unless legally prohibited) give the other party prompt written notice in order for Company to have the opportunity to take appropriate measures to protect its Confidential Information. MIT shall disclose Company’s Confidential Information pursuant to this Section 14.4 solely to the extent so required.

15.    MISCELLANEOUS

15.1    Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed electronic mail (e.g., by means of read receipt or specific acknowledgment by recipient of receipt through responsive email) to an email address provided by the applicable party in a written notice to the other party in the manner provided in this Section 15.1, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:

If to MIT:	Massachusetts Institute of Technology
Technology Licensing Office, [***]
255 Main Street, Kendall Square
Cambridge, MA 02142-1601
Attention: Director

If to Company:	Cullinan Amber Corp.
One Main Street
Cambridge, MA 02142
Attention: Chief Business Officer

All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

15.2    Governing Law/Jurisdiction. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. The state and federal courts having jurisdiction over Cambridge, MA, U.S.A., provide the exclusive forum for any Patent Challenge and/or any court action between the parties relating to this Agreement. Company submits to the jurisdiction of such courts and waives any claim that such court lacks jurisdiction over Company or constitutes an inconvenient or improper forum.

15.3    Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement promptly whenever such causes are removed.

15.4    Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

15.5    Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement.

15.6    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

15.7    Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

15.8    Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to this subject matter and supersedes all prior agreements or understandings between the parties, relating to its subject matter.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		CULLINAN AMBER CORP.

By:	/s/ Lesley Millar-Nicholson	By:	/s/ Owen Hughes
Name:	Lesley Millar-Nicholson	Name:	Owen Hughes
Title:	Director, TLO	Title:	Chief Executive Officer

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By:	/s/ Maria T. Zuber
Name:	Maria T. Zuber
Title:	Vice President for Research
E. A. Griswold Professor of Geophysics

APPENDIX A

List of Patent Applications and Patents

[***]

APPENDIX B

List of Countries (excluding United States) for which

Patent Rights Applications Will Be Filed, Prosecuted and Maintained

[***]

APPENDIX C

Diligence Milestones

Company must achieve the following diligence milestones:

1.	[***]

2.	[***]

3.	[***]

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

4.	[***]

5.	[***]

6.	[***]

7.	[***]

8.	[***]

9.	[***]

10.	[***]

11.	[***]

12.	[***]

13.	[***]

14.	[***]

(i) [***], or

(ii) [***]; or

(iii) [***]

[***]

[***]

APPENDIX D-1

Form of Financial Report

Agreement #:
Licensee:
Sublicensee:

Separate reports must be filed for payments associated with each Licensed Product.

Licensed Product Name:

Reporting Period:

From:	mm/dd/yyyy
To:	mm/dd/yyyy

Detailed Explanation of Payment Required

License Maintenance Fees	$
Milestone Payments	$
Sublicense Income (itemize)	$
Change of Control Fee	$
Other payment	$

TOTAL	$

APPENDIX D-2

Form of Royalty Report

REPORTS SHOULD BE SUBMITTED TO: [***]

REQUIRED:

Agreement #:
Licensee:
Affiliate:
Sublicensee:

Separate reports must be filed for:

1.	Each Licensed Product sold.

2.	Each country of sale, if different deductions or royalty rates apply.

Licensed Product Name:

Reporting Period:

From:	mm/dd/yyyy
To:	mm/dd/yyyy

Country of Sale
Quantity Sold
Gross Sales (USD$)
Exchange Rate
Deductions (Itemize)
Please list each deduction separately. Use same definition as appears in Agreement under “Net Sales”

Total Deductions
Net Sales
Royalty Percentage
Credits (Itemize)
Royalties Due ($)

Date of Anticipated Payment:

Your Name:

Title:

Phone Number:

Email Address:

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Amendment Number 1

to

Exclusive Patent License Agreement

This Amendment Number 1 to Exclusive Patent License Agreement (this “First Amendment”) dated as of April 3rd, 2020 (the “First Amendment Date”) is made by and between Massachusetts Institute of Technology (“MIT”), a Massachusetts non-profit corporation and educational institution, with a principal office at 77 Massachusetts Avenue, Cambridge, MA 02139-4307 and Cullinan Amber Corp. (“Company”), a Delaware corporation, with a principal place of business at One Main Street, Cambridge, MA 02142. MIT and Company are parties to that certain Exclusive Patent License Agreement dated as of December 20, 2019 (the “License Agreement”). MIT and Company may be referred to herein individually as a “Party” or, collectively as the “Parties.” All capitalized terms used herein that are not otherwise defined herein shall have their respective meanings as set forth in the License Agreement.

BACKGROUND

WHEREAS, the Parties wish to correct the number of shares of Company’s common stock to be issued to MIT as an initial grant pursuant to the terms of the License Agreement; and

WHEREAS, the Parties wish to provide additional time for MIT to review and approve the proposed form of stock purchase agreement governing the issuance of the Shares and other related transaction documents and for Company to issue to MIT the Shares;

NOW, THEREFORE, in consideration of the premises, the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree:

1. Amendments to License Agreement.

(a) The words, “Eight Hundred Thousand sixty-six (800,066) shares,” that appear in Section 4.1(b)(ii) of the License Agreement are hereby deleted and replaced in their entirety with the words, “Two Hundred Thousand sixty-six (200,066) shares.”

(b) The words, “not later than [***] following the Effective Date,” that appear in Section 4.1(b)(ii) of the License Agreement are hereby deleted and replaced in their entirety with the words, “not later than [***] following the Effective Date.”

CONFIDENTIAL

1

2. Miscellaneous.

(a) Effect on License Agreement; Entire Agreement. Except as expressly modified by the terms of this First Amendment, the License Agreement shall remain unchanged and in full force and effect. References in the License Agreement to “this Agreement” shall be deemed inclusive of this First Amendment. This First Amendment and the License Agreement together constitute the entire agreement between the Parties with respect to the subject matter of the License Agreement and supersede all prior agreements or understandings between the Parties, whether oral or written, relating to such subject matter.

(b) Effectiveness. This First Amendment shall be effective as of the Effective Date.

(c) Headings. The headings are for convenience only and shall not affect the meaning of any provision of this First Amendment.

(d) Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument. A facsimile or a portable document format (PDF) copy of this First Amendment, including the signature pages, shall be deemed an original.

CONFIDENTIAL

[Remainder of page intentionally left blank; signature page follows]

2

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed by their duly authorized representatives.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		CULLINAN AMBER CORP.

By:	/s/ Lesley Millar-Nicholson	By:	/s/ Owen Hughes
Name:	Lesley Millar-Nicholson	Name:	Owen Hughes
Title:	Director, TLO	Title:	Chief Executive Officer

CONFIDENTIAL

3